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                                                                    Exhibit 23.7

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of American Real Estate Partners, L.P. on Form S-4 of our report dated March 18, 2005 of Panaco, Inc. as of and for the three years in the period ended December 31, 2004, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Pannell Kerr Forster of Texas, P.C.

June 20, 2005
Houston, TX